Exhibit 3.11

State of California

Bill Jones

Secretary of State

LIMITED LIABILITY COMPANY
ARTICLES OF ORGANIZATION

A $70.00 filing fee must accompany this form,
IMPORTANT — Read instructions before completing this form.
200234410157 FILED In the Office of the Secretary of the State of the State of California DEC 03 2002 BILL JONES, Secretary of State This Space For Filing Use Only
1.	Name of the limited liability company (end the name with the words “Limited Liability Company,” “ Ltd. Liability Co.,” or the abbreviations “LLC’ or “L.L.C.”) Harwood Insurance Services, LLC

2.	The purpose of the limited liability company is to engage in any lawful act or activity for which a limited liability company may be organized under the Beverly-Killea limited liability company act.

3.	Name the agent for service of process and check the appropriate provision below:
Corporation Service Company which will do business in California as CSC-Lawyers Incorporating Service which is

☐ an individual residing in California. Proceed to item 4.

☑ a corporation which has filed a certificate pursuant to section 1505. Proceed to item 5.

4.	If an individual, California address of the agent for service of process: Address: City: State: CA Zip Code:

5.	The limited liability company will be managed by: (check one) ☐ one manager ☐ more than one manager ☑ single member limited liability company ☐ all limited liability company members

6.	Other matters to be included in this certificate may be set forth on separate attached pages and are made a part of this certificate.
Other matters may include the latest date on which the limited liability company is to dissolve.

7.	Number of pages attached, if any:

8.	Type of business of the limited liability company. (For informational purposes only) sales, marketing and servicing of financial and insurance products

9.	DECLARATION: It is hereby declared that I am the person who executed this instrument, which execution is my act and deed.

/s/ Kathleen B. McCamey	Kathleen B. McCamey
Signature of Organizer	Type or Print Name of Organizer

October 22, 2002
Date

10.	RETURN TO:
NAME
	FIRM	Kathleen McCamey
	ADDRESS	c/o Centex Corporation
	CITY/STATE	P.O. Box 199000
	ZIP CODE	Dallas, TX 75219-9000